BUSINESS MEN'S ASSURANCE
                               COMPANY OF AMERICA

                                     BY-LAWS

                         (as Amended December 31, 2003)


                            ARTICLE I - SHAREHOLDERS

Section 1. Annual Meetings. The annual meeting of the shareholders of the Company shall be held on such day during the first one hundred and fifty days of the calendar year as the Board of Directors may determine.

Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by a majority of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or upon request of shareholders holding at least one-tenth of the outstanding stock of the Company entitled to vote at such meeting.

Section 3. Place of Meetings. Each annual and special meeting of the shareholders shall be held at the principal office of the Company, or at such other place within or without the State of South Carolina as shall be designated by the Board of Directors or the officer calling such meeting.

Section 4. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed by or at the direction of the Secretary, an Assistant Secretary or officer calling the meeting, not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder of record, sent to the address appearing on the stock books of the Company, as of the date set pursuant to Section 4 of Article VI hereof.

Section 5. Proxies. At a meeting of shareholders, a shareholder may vote by proxy executed in writing by the shareholder and filed with the Secretary of the Company, bearing date within eleven months prior to the meeting unless a longer period is provided therein and is permitted by law.

Section 6. Quorum. A majority of the issued and outstanding shares of the Company, reported in person or by proxy and entitled to vote thereat, shall constitute a quorum at a meeting of shareholders.

Section 7. Voting. Subject to the laws of the State of South Carolina with respect to multiple ownership of stock and the provisions of the Articles of Incorporation and Article VI hereof, each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the Company. Only those whose names appear as shareholders on the books of the Company, or their proxies or legal representatives, shall be entitled to vote or to participate in any meeting of shareholders. A majority of the votes cast at a duly called meeting at which a quorum is present shall decide any question that may come before the meeting, except as otherwise provided by law, these By-Laws or the Articles of Incorporation of the Company.

                             ARTICLE II - DIRECTORS

Section 1. General Powers and Authority. The business and property of the Company shall be managed by the Board of Directors and they shall and may exercise all powers and authority of the Company except as limited by law, the Articles of Incorporation, or elsewhere by these By-Laws. They shall have power and authority to make all necessary rules and regulations for their government and for the regulation of the business of the Company which are not inconsistent with the Articles of Incorporation and these By-Laws, and shall have general management and control of the Company. The Board of Directors may delegate from time to time to any committee, officer or agent, such power and authority as permitted by law.

         The Board of Directors shall have general supervision of all of the funds and securities of the Company. It shall direct the manner and time of making and changing loans and investments, and shall be vested with full power of authority on behalf of the Company: to designate depositories for the funds of the Company; to lend and borrow money; to purchase, lease, sell, exchange, pledge, mortgage or otherwise encumber any property, whether real, personal or intangible; and to authorize the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary to execute any contract, mortgage, bond, lease, deed, security or trust deed or other instrument, or to make, execute, endorse, transfer, assign, deliver or accept any securities or commercial paper.

Section 2. Number, Tenure and Qualifications. Members of the Board of Directors shall be elected annually by the vote of the shareholders at the annual meeting or at a special meeting called for this purpose if for any reason directors should not be elected at the annual meeting, and shall hold office until the next annual meeting and until their successor are elected and qualified. Any vacancy in the Board of Directors caused by death or resignation may, but need not, be filled by the Directors for the unexpired term. The number of Directors shall be fixed from time to time by the shareholders at the annual meeting or at a special meeting called for that purpose. At any such meeting the shareholders may increase the number of directors, not to exceed twenty-five, and may at the same meeting elect directors to fill the vacancies resulting therefrom.

Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the date, time and place, either within or without the State of South Carolina, for the holding of additional regular meetings without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Executive Committee, the Chairman of the Board, the President, or upon request of a majority of the Board, and may be held at such time and place, either within or without the State of South Carolina, as may be specified in the notice thereof. To the extent permitted by applicable law, meetings of the Board of Directors, or of any committee thereof, may be held by conference telephone communication.

Section 5. Notice of Meetings. Notice of each special meeting of the Board of Directors, stating the time, manner and place where the meeting is to be held, shall be given by or at the direction of the Secretary or an Assistant Secretary by mailing the same to each director at his residence or business address not less than three (3) days before such meeting, or by giving the same to him personally or telegraphing or telephoning the same to him at his residence or business address not later than the day before the day on which the meeting is to be held. Any and all requirements for call and notice of meetings may be dispensed with if all directors are present at the meeting or it those not present at the meeting shall at any time waive or have waived notice thereof.

Section 6. Quorum and Manner of Action. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7. Compensation. The directors shall receive such fees, retainers, expenses and the like for attendance at meetings of the Board and performance of their duties, as may be determined by the Board of Directors; provided, however, that no salaried officer shall receive a fee or retainer for attendance at such meetings or performance of such Board duties.

                            ARTICLE III - COMMITTEES

Section 1. Committees. There shall be such committees consisting of directors, officers and employees of the Company as the Board of Directors, Chairman of the Board, or the Chief Executive Officer of the Company may appoint from time to time.

Section 2. Compensation. Members of committees shall receive such fees, retainers and expenses for attendance at committee meetings and performance of committee duties as may be determined by the Board of Directors; provided, however, that no salaried officer of the Company shall receive a fee or retainer for attendance at such meetings or performance of such committee duties.

                              ARTICLE IV - OFFICERS

Section 1. Designation and Number. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice Presidents, with such designation of rand or duties as the Board of Directors may from time to time designate and determine, a Secretary, a Treasurer, an Actuary, a Medical Director, and a Controller. Such other officers or assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors with such duties and powers as the Board may from time to time designate and determine. Any two or more of said offices may be held by one person at the same time, except that the Chairman or President may not also be the Secretary or Treasurer.

Section 2. Election and Tenure. The officers of the Company shall be elected annually at the first regular meeting of the Board of Directors held after each annual meeting of shareholders, or at a special meeting called for that purpose if for any reason officers should not be elected as such first meeting, and shall hold office until the first regular meeting of the Board of Directors held after the next annual meeting of shareholders and their successors are duly elected and qualified; provided, however, that any officer may be removed from office by the Board of Directors at any lawful meeting, and any vacancy in any office, however caused, may be filled by the Board of Directors at any lawful meeting.

Section 3. Duties of Officers. The Board of Directors shall, from time to time, in its discretion, designate and prescribe the duties incident to each office, and it may, at any time, expressly authorize any officer to perform any duty or function which is usually performed by any other officer.

Section 4. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or by a committee of the Board. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Company.

        ARTICLE V - INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

         To the extent permitted by and subject to the laws of the State of South Carolina, any present or former director, officer or employee of the Company, or any person who, at the request of the Company, express or implied, may have served as a director or officer of another Company in which this Company owns shares or of which this Company is a creditor, shall be entitled to reimbursement of expenses and other liabilities, including attorney's fees actually and reasonably incurred by him or her and any amount owing or paid by him or her in discharge of a judgment, fine, penalty or costs against him or her or paid by him or her in a settlement approved by a court of competent jurisdiction, in any action or proceeding, including any civil, criminal or administrative action, suit, hearing or proceeding, to which he or she is a party by reason of being or having been a director, officer or employee of this or such other Company.

         To the extent permitted by and subject to the laws of the State of South Carolina, the Company is authorized to purchase and maintain insurance on behalf of any present or former director, officer, or employee of the Company, or any person who, at the request of the Company, express or implied, may have served as a director or officer of another company in which this Company owns shares or of which this Company is a creditor, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, together with such costs, fees, penalties, fines and the like with respect thereto, all as set forth hereinabove.

         This section is not intended to extend or to limit in any way the rights and remedies provided with respect to indemnification of directors, officers, employees, and other persons provided by the laws of the State of South Carolina, but is intended to express the desire of the shareholders of this Company that indemnification be granted to such directors, officers, employees and other persons to the fullest extent allowable by such laws.

                           ARTICLE VI - CAPITAL STOCK

Section 1. Form of Certificates. To the extent permitted by applicable law, all certificates of stock, which shall be in such form as may be prescribed by the Board of Directors, shall be signed by the President or a Vice President and by the Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the Company's seal or a facsimile thereof; provided, however, that if the certificate is countersigned by a transfer agent or any assistant transfer agent, or is registered by a registrar, other than the Company itself or an employee of the Company, such certificates may be signed with the facsimile signatures of the officers authorized to execute such certificates. All certificates shall be consecutively numbered or otherwise identified.

Section 2. Stock Record. The name and address of the person to whom certificates representing shares of the capital stock are issued, with the certificate number, number of shares and date of issue, shall be entered on the stock transfer books of the Company. All certificates surrendered to the Company for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the Company as the Board of Directors may prescribe.

Section 3. Transfer of Stock. Transfer of stock of the Company shall be made only on the stock transfer books of the Company by direction of the person named in the certificate or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Company, and upon the surrender for cancellation of the certificate or certificates for such shares properly endorsed, with such evidence of the authenticity of such transfer, authorization and other matters as the Company or its agents may reasonably require, and accompanied by any necessary stock transfer tax stamps, or if the Board of Directors shall by resolution so provide, transfer of stock may be made in any other manner provided by law. The person in whose name shares stand on the books of the Company shall be deemed by the Company to be the owner thereof for all purposes.

Section 4. Closing Stock Transfer Books and Fixing Record Date. The Board of Directors shall have power to close the stock transfer books of the Company for a period not exceeding fifty (50) days immediately preceding the date of any meeting of shareholders, payment of dividends, allocation of rights, change, conversion or exchange of capital stock, or the date of determining shareholders for any other purpose. In lieu of closing the stock transfer books as aforesaid, in order to determine the holders of record of the Company's stock who are entitled to notice of meetings, to vote at a meeting or adjournment thereof or to receive payment of any dividend or allotment of rights, or to exercise rights with respect to any change, conversion or exchange of capital stock, or to give consent, or to make a determination of the shareholders of record for any other purpose, the Board of Directors of the Company may fix in advance a record date for such determination of shareholders, which date shall not be more than fifty
(50) days prior to the date of the action which requires such determination, nor, in the case of a shareholders' meeting, shall it be less than ten (10) days in advance of such meeting.

                            ARTICLE VII - AMENDMENTS

Section 1. Amendment by Shareholders. These By-Laws may be added to, amended or repealed, by the majority vote of the entire outstanding stock of the Company at any regular meeting of the shareholders, or at any special meeting, where such proposed action has been announced in the call and notice of such meeting.

Section 2. Amendment by Board of Directors. Subject to the right of the shareholders to adopt, amend or repeal by-laws, the Board of Directors shall have the power to adopt, amend or repeal by-laws, by an affirmative vote of a majority of all directors then holding office, provided that notice of the proposal to adopt, amend or repeal the by-laws is included in the notice to the directors with respect to the meeting at which such action takes place.